UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 26, 2009
(Date of earliest event reported)
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other	(Commission File Number)	(IRS Employer Identification No.)
jurisdiction of incorporation)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On February 26, 2009, David McVeigh and Jason Giordano were elected to the Board of Directors of HealthMarkets, Inc. (the “Company”). Each will serve until the next annual meeting of the Company’s stockholders and the election and qualification of his successor, or until his death, resignation or removal, whichever shall occur first. Mr. McVeigh has been appointed to serve as a member of the Compliance & Governance Committee and the Nominating Committee of the Board of Directors. Mr. Giordano has been appointed to serve as a member of the Audit Committee and as Chairman of the Investment Committee of the Board of Directors.
Mr. McVeigh serves as an Executive Director of the Corporate Private Equity group at The Blackstone Group, which he joined in 2006. Prior to joining The Blackstone Group, Mr. McVeigh served as a partner at McKinsey and Company. Mr. McVeigh also serves on the Board of Directors of Biomet, Inc. and RGIS LLC.
Mr. Giordano serves as an Associate of the Corporate Private Equity group at The Blackstone Group, which he joined in 2006. Prior to joining Blackstone, Mr. Giordano served as an Associate at Bain Capital and worked in investment banking at Goldman, Sachs & Co. Mr. Giordano also serves on the Board of Directors of Pinnacle Foods.
In accordance with the Company’s stockholders agreement, certain directors of the Company are nominated by the Company’s private equity investors, including affiliates of The Blackstone Group, Goldman Sachs Capital Partners and DLJ Merchant Banking Partners. Messrs. McVeigh and Giordano were nominated to the Board of Directors by The Blackstone Group to replace Matthew S. Kabaker, a director previously nominated by The Blackstone Group who resigned from the Board of Directors effective January 16, 2009.
As previously disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission, the Company is party to a number of material transactions with affiliates of The Blackstone Group. The Company believes that the terms of such transactions are and have been on terms no less favorable to the Company than could have been obtained in arms’ length transactions with unrelated third parties.

Item 8.01	Other Events.
On February 26, 2009, Chinh E. Chu was elected Chairman of the Board of Directors. Mr. Chu replaces Allen F. Wise, who resigned as Chairman and from the Board of Directors effective February 6, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.
	By:	/s/ B. Curtis Westen
		Name:	B. Curtis Westen
Dated: March 2, 2009		Title:	Executive Vice President & General Counsel